As filed with the Securities and Exchange Commission on July 19, 2024

Registration No. 333‑280131

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iCoreConnect Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	86-2462502
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

529 Crown Point Road, Suite 250

Ocoee, Florida 34761

(888) 810-7706

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Archit Shah

Chief Financial Officer

529 Crown Point Road, Suite 250

Ocoee, Florida 34761

(888) 810-7706

(Names, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Cavas S. Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

iCoreConnect Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-280131) (the “Registration Statement”) as an exhibits-only filing, solely to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

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Item 16. Exhibits.

(a) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

2.1*	Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 by and among FG Merger Corp., FG Merger Sub Inc. and iCoreConnect Inc.	8-K	2.1	1/6/2023
3.1	Second Amended and Restated Certificate of Incorporation of iCoreConnect Inc.	8-K	3.1	8/31/2023
3.2	Amended and Restated Bylaws of iCoreConnect Inc.	8-K	3.2	8/31/2023
3.3	Amendment to Amended and Restated Certificate of Incorporation of iCoreConnect, dated May 31, 2024	8-K	3.1	5/31/2024
4.1	Specimen Warrant Certificate of FG Merger Corp.	S-1/A	4.3	2/23/2022
4.2	Public Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC.	8-K	4.1	3/3/2022
4.3	Private Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC	8-K	4.2	3/3/2022
4.4	Form of Amendment to Public Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC.	S-4/A	4.6	4/17/2023
4.5	Form of Amendment to Private Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC	S-4/A	4.7	4/17/2023
4.6	Form of Convertible Promissory Note issued December 29, 2023	8-K	4.1	1/5/2024
4.7	Form of Convertible Promissory Note issued February 1, 2024	8-K	4.1	2/7/2024
4.8	Form of Convertible Promissory Note issued February 9, 2024	8-K	4.1	2/15/2024
4.9	Form of Convertible Promissory Note issued February 2024	8-K	4.1	2/28/2024
4.10	Form of Indemnification and Advancement Agreement
4.11 **	Form of Amendment to February Purchase Agreements
5.1	Opinion of ArentFox Schiff

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10.1	[Reserved]
10.2	Form of Lock-Up Agreement	8-K	10.3	1/6/2023
10.3+	iCoreConnect 2023 Stock Plan	8-K	10.3	8/31/2023
10.4+	Employment Agreement between iCoreConnect Inc. and Robert McDermott	8-K	10.4	8/31/2023
10.5+	Employment Agreement between iCoreConnect Inc. and Archit Shah	8-K	10.5	8/31/2023
10.6+	Employment Agreement between iCoreConnect Inc. and David Fidanza	8-K	10.6	8/31/2023
10.7+	Employment Agreement between iCoreConnect Inc. and Murali Chakravarthi	8-K	10.7	8/31/2023
10.8	Prepaid Forward Purchase Agreement, dated August 14, 2023	8-K	10.1	8/14/2023
10.9	Purchase Agreement, dated September 12, 2023, between iCoreConnect Inc. and Arena Business Solutions Global SPC II, Ltd.	8-K	10.1	9/14/2023
10.10	Form of Securities Purchase Agreement related to the issuance of the Convertible Promissory Note issued December 29, 2023	8-K	10.1	1/5/2024
10.11	Subordinated Loan Agreement related to the issuance of the Convertible Promissory Note issued December 29, 2023	8-K	10.2	1/5/2024
10.12	Subordinated Note issued December 29, 2023	8-K	10.3	1/5/2024
10.13	Subordinated Security Agreement related to the issuance of the Convertible Promissory Note issued December 29, 2023	8-K	10.4	1/5/2024
10.14	Form of Warrant Amendment issued December 29, 2023	8-K	10.5	1/5/2024
10.15	Form of Note Amendment issued December 29, 2023	8-K	10.6	1/5/2024
10.16	Form of Securities Purchase Agreement related to the issuance of the Convertible Promissory Note issued February 1, 2024	8-K	10.1	2/7/2024
10.17	Forbearance Agreement	8-K	4.2	2/15/2024
10.18	Form of Securities Purchase Agreement dated February 26, 2024	8-K	10.1	2/28/2024
10.19	Form of Registration Rights Agreement dated February 26, 2024	8-K	10.2	2/28/2024
10.20	Form of Note Amendment	10-Q	10.10	5/15/2024
16.1	Letter dated September 11, 2023 from Plante & Moran, PLLC to the SEC	8-K	16.1	9/11/2023
21.1	List of Subsidiaries	S-1	21.1	10/10/2023
23.1 **	Consent of Marcum LLP
23.3	Consent of ArentFox Schiff, LLP (included in Exhibit 5.1 hereto)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107 **	Filing fee table

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). FGMC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

**	Previously filed
+	Indicates a management contract or compensatory plan.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocoee, State of Florida, on July 19, 2024.

iCoreConnect Inc.

By:	/s/ Robert McDermott
Robert McDermott Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2024
Robert McDermott

/s/ Archit Shah	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2024
Archit Shah

*	Director	July 19, 2024
Kevin Patrick McDermott

*	Director	July 19, 2024
John Robert Pasqual

* By: /s/ Archit Shah
Attorney-in-fact

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